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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            PAPER WAREHOUSE, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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              INFORMATION ON PAPER WAREHOUSE'S CONSENT SOLICITATION
                                   MAY 8, 2000
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IS THE COMPANY CURRENT ON ALL PAYMENTS TO BONDHOLDERS?

Yes, the Company is current on all payments to bondholders.

WHY IS THE COMPANY SOLICITING A WAIVER AND AMENDMENTS TO THE INDENTURE?

There is a technical default in the Bond Indenture caused principally by the repositioning charge.

WHAT IS THE REPOSITIONING CHARGE?

The repositioning charge, taken in fourth fiscal quarter, 1999, is a bookkeeping entry only, involving no cash payment. It includes reserves for four store closings, one store to be relocated, and a change in estimate for the net remaining lease obligations on four previously closed stores. It also reflects a write off of fixed assets related to these stores and an impairment loss on assets related to PartySmart.com. It was taken in response to operating losses and to strengthen the Company's competitive position.

WHAT DOES THIS SOLICITATION MEAN TO MY CUSTOMER?

Assuming the waiver and amendments are approved, your customer will receive a consent fee of $10.00 per bond if she/he approves the waiver and amendments, and increased interest rate of 150 basis points for the remaining life of the bond.

WHY SHOULD MY CUSTOMER SAY YES?

It is in the best interests of the bondholders to say yes. We expect the waiver and amendments to be approved. Only those that vote yes will receive a $10.00 consent fee per bond. No consent fee or increased interest rate will be paid if the waiver and amendments are not approved.

WHAT ARE THE PROPOSED AMENDMENTS?

1.     To increase the interest rate on the bonds from 9.0% to 10.5%

2. To replace the definition of consolidated tangible net worth with consolidated net worth

WHAT DO THE AMENDMENTS DO?

When approved, the Company will be in compliance with the Indenture.

WHY IS THERE ALSO A WAIVER NECESSARY?

The waiver is necessary because the breach of the Indenture occurred on January 28, 2000.

WHAT IS THE PROCESS?

1. Your customer will receive a consent solicitation document (which is like a proxy), describing the transaction in detail, a Consent Form, a copy of the Company's Annual Report (which includes the Company's Form 10-K) and tax withholding information if your customer does not provide a social security or TIN number. This information will be sent to bondholders on Wednesday, May 10, 2000.

2.     Consents can be mailed, faxed, or hand delivered to the Trustee, Norwest
       Bank.

3.     The Trustee must receive all consents by May 31, 2000.

HOW IS THE COMPANY PERFORMING?

The Company lost money in fiscal 1999, principally due to the repositioning charge, start-up costs of PartySmart.com, and a large number of immature stores. The Company has opened 29 stores in the past 18 months.

HOW IS THE COMPANY DOING THIS YEAR?

First quarter just ended April 28, 2000. Preliminary sales results will be announced May 10, 2000. First quarter financial results will be available about June 7, 2000.

WHERE CAN I GET MORE INFORMATION?

Contact Cheryl Newell (952-936-1000) at the Company, or Jane Schweiger (612-677-2344) at Norwest Bank. Norwest Bank is the Trustee for the bondholders.

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PAPER WAREHOUSE EXPECTS TO MAIL A CONSENT SOLICITATION STATEMENT TO
DEBENTUREHOLDERS OF PAPER WAREHOUSE CONTAINING INFORMATION ABOUT THE CONSENT SOLICITATION. DEBENTUREHOLDERS ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT CAREFULLY WHEN IT IS AVAILABLE. THE CONSENT SOLICITATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT PAPER WAREHOUSE, THE PROPOSED AMENDMENTS TO THE INDENTURE, THE WAIVER OF PRIOR DEFAULTS, THE PERSONS SOLICITING CONSENTS AND RELATED MATTERS. INVENTORS AND DEBENTUREHOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THE CONSENT SOLICITATION STATEMENT THROUGH THE WEB SITE MAINTAINED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION AT http://www.sec.gov. FREE COPIES OF THE CONSENT SOLICITATION STATEMENT MAY ALSO BE OBTAINED FROM PAPER WAREHOUSE BY MAIL TO PAPER WAREHOUSE, INC., 7630 EXCELSIOR BOULEVARD, MINNEAPOLIS, MINNESOTA 55426, ATTENTION: CHIEF FINANCIAL OFFICER, TELEPHONE: (952)936-1000.

PAPER WAREHOUSE, ITS DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN OTHER MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE SOLICITING CONSENTS FROM PAPER WAREHOUSE DEBENTUREHOLDERS IN FAVOR OF THE PROPOSED AMENDMENTS TO THE INDENTURE AND WAIVER OF PRIOR DEFAULTS. INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION WILL BE SET FORTH IN THE CONSENT SOLICITATION STATEMENT.